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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the PHP Healthcare Corporation Amended and Restated 1996 Incentive Plan, of our reports dated February 14, 1997, except for Note 4 which is dated April 29, 1997 and March 6, 1996, with respect to the consolidated financial statements and additional information of HIP of New Jersey, Inc. included in Form 8-K/A, dated January 16, 1998, filed with the Securities and Exchange Commission.

                                 ERNST & YOUNG LLP

ISELIN, NEW JERSEY
FEBRUARY 26, 1998